                                                HEALTHSOURCE, INC.                                               EXHIBIT 11
                                        COMPUTATION OF NET INCOME PER SHARE                                     Page 1 of 2
                                                   (UNAUDITED)


                                                                         Three Months Ended
                                                                            September 30,
                                                                    --------------------------------
                                                                       1995                  1994
                                                                    -----------           ----------
                                                                             (in thousands
                                                                         except per share data)
NET INCOME . . . . . . . . . . . . . . . .                          $15,023                  $10,142
PREFERRED DIVIDENDS                                                  (1,563)                       -
                                                                    -------                  -------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS:                        $13,460                  $10,142
                                                                    =======                  =======

COMPUTATION OF SHARES OUTSTANDING - PRIMARY:
-------------------------------------------
Average weighted common shares
    outstanding  . . . . . . . . . . . . .                           31,527                   31,183
Dilutive effect of stock options issued  .                              347                      517
                                                                    -------                  -------

Average weighted common shares and share
    equivalents outstanding  . . . . . . .                           31,874                   31,700
                                                                    =======                  =======

COMPUTATION OF SHARES OUTSTANDING - FULLY DILUTED:
-------------------------------------------------
Average weighted common shares
    outstanding  . . . . . . . . . . . . .                           31,527                   31,183
Dilutive effect of stock options issued  .                              631                      625
                                                                    -------                  -------
Fully diluted shares outstanding . . . . .                           32,158                   31,808
                                                                    =======                  =======

NET INCOME PER COMMON SHARE:
---------------------------
      Primary                                                         $0.42                    $0.32
      Fully diluted                                                    0.42                     0.32

                                                   HEALTHSOURCE, INC.                                               EXHIBIT 11
                                           COMPUTATION OF NET INCOME PER SHARE                                     Page 2 of 2
                                                      (UNAUDITED)


                                                                          Nine Months Ended
                                                                            September 30,
                                                                    --------------------------------
                                                                       1995                  1994
                                                                    -----------           ----------
                                                                             (in thousands
                                                                         except per share data)
NET INCOME . . . . . . . . . . . . . . . .                          $40,416                   $28,049
PREFERRED DIVIDENDS                                                  (2,605)                        -
                                                                    -------                   -------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS:                        $37,811                   $28,049
                                                                    =======                   =======


COMPUTATION OF SHARES OUTSTANDING - PRIMARY:
-------------------------------------------
Average weighted common shares
    outstanding  . . . . . . . . . . . . .                           31,403                    30,704
Dilutive effect of stock options issued  .                              532                       539
                                                                    -------                   -------

Average weighted common shares and share
    equivalents outstanding  . . . . . . .                           31,935                    31,243
                                                                    =======                   =======

COMPUTATION OF SHARES OUTSTANDING - FULLY DILUTED:
-------------------------------------------------
Average weighted common shares
    outstanding  . . . . . . . . . . . . .                           31,403                    30,704
Dilutive effect of stock options issued  .                              683                       575
                                                                    -------                   -------

Fully diluted shares outstanding . . . . .                           32,086                    31,279
                                                                    =======                   =======

NET INCOME PER COMMON SHARE:
---------------------------
      Primary                                                         $1.18                     $0.90
      Fully diluted                                                    1.18                      0.90




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